FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE




                                February 28, 1996



   Banta Corporation
   River Place
   225 Main Street
   P.O. Box 8003
   Menasha, Wisconsin  54952

             Re:  Banta Hourly 401(k) Plan

   Gentlemen:

             We have acted as counsel for Banta Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 200,000 shares of the Company's common stock, $.10 par value (the "Common Stock"), rights to purchase Common Stock (the "Rights") associated with each share of Common Stock and interests in the Banta Hourly 401(k) Plan (the "Plan") which may be issued or acquired pursuant to the Plan. The terms of the Rights are as set forth in that certain Rights Agreement (the "Rights Agreement"), dated as of October 29, 1991, by and between the Company and Firstar Trust Company (f/k/a First Wisconsin Trust Company).

             We have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Restated Articles of Incorporation and By-laws, as amended to date; (d) the Rights Agreement;
   (e) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (f) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. It is presently contemplated that the shares of Common Stock to be acquired by the Plan will either be purchased in the open market or purchased directly from the Company. To the extent that the shares of Common Stock acquired by the Plan shall constitute shares issued by the Company, such shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (and judicial interpretations thereof).

             3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

             Bernard S. Kubale, a partner in the firm of Foley & Lardner, is a director of the Company.

             We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER